JOINDER AGREEMENT
                                -----------------


     THIS JOINDER to the Amended and Restated Limited Liability Company Agreement of Colony Resorts LVH Acquisitions, LLC (the "Company"), dated as of June 18, 2004, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement dated as of June 23, 2004 (as amended, the "Operating Agreement"), is made as of July __, 2006, by and among WH/LVH Managers Voteco LLC ("Whitehall Voteco") and the Members of the Company. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Operating Agreement.

     WHEREAS, in accordance with the terms of that certain Call Agreement dated as of June 18, 2004, by and among Whitehall Street Global Real Estate Limited Partnership 2001, Whitehall Parallel Global Real Estate Limited Partnership 2001, Whitehall Street Global Employee Fund 2001, L.P. (collectively, "Whitehall") and Colony Resorts LVH Coinvestment Voteco, LLC ("Coinvestment Voteco"), Coinvestment Voteco has assigned a portion of its Class A Membership Units in the Company to Whitehall Voteco pursuant to an Assignment and Assumption Agreement dated of even date herewith; and

     WHEREAS, the Operating Agreement requires Whitehall Voteco, as a holder of Class A Membership Units, to become a party to the Operating Agreement, and Whitehall Voteco agrees to do so in accordance with the terms hereof.

     NOW THEREFORE, intending to be legally bound, and for good and valuable consideration the receipt and sufficiency of which is acknowledged, the undersigned hereby agree as follows:

     1. Whitehall Voteco agrees that, upon execution of this Joinder Agreement, it shall become a party to the Operating Agreement and shall be fully bound by all the terms and conditions of the Operating Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof. Without limiting the generality of the foregoing, Whitehall Voteco hereby makes the representations, warranties and acknowledgements set forth in Section 12 of the Operating Agreement.

     2. Schedule A to the Operating Agreement is hereby deleted in its entirety, and replaced with Schedule A attached hereto, effective as of the date hereof.

     3. This Joinder Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same instrument.


                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date set forth in the introductory paragraph hereof.

                                        Colony Resorts LVH Acquisitions, LLC, a
                                        Nevada limited liability company

                                        By:  /s/ Rodolfo Prieto
                                             -----------------------------------
                                        Name:   Rodolfo Prieto
                                        Title:  Chief Executive Officer and
                                                General Manager

                                        Colony Resorts LVH Voteco, LLC, a
                                        Delaware limited liability company

                                        By:  /s/ Thomas J. Barrack, Jr.
                                             -----------------------------------
                                        Name:   Thomas J. Barrack, Jr.
                                        Title:  Sole Member

                                        Colony Resorts LVH Coinvestment Voteco,
                                        LLC, a Delaware limited liability
                                        company

                                        By:  /s/ Thomas J. Barrack, Jr.
                                             -----------------------------------
                                        Name:  Thomas J. Barrack, Jr.
                                        Title: Member

                                        WH/LVH Managers Voteco LLC, a Delaware
                                        limited liability company

                                        By:  /s/ Jonathan Langer
                                             -----------------------------------
                                        Name:  Jonathan Langer
                                        Title: Managing Member

                                        Colony Resorts LVH Co-Investment
                                        Partners, L.P., a Delaware limited
                                        partnership

                                        By: Colony Resorts LVH Co-Investment
                                            Genpar, LLC, its General Partner

                                        By:  /s/ Thomas J. Barrack, Jr.
                                             -----------------------------------
                                        Name:   Thomas J. Barrack, Jr.
                                        Title:  Sole Member

                                        Colony Resorts LVH Holdings, LLC, a
                                        Delaware limited liability company

                                        By: Colony Investors VI, L.P., its sole
                                            member

                                        By: Colony Capital VI, L.P., its general
                                            partner

                                        By: ColonyGP VI, LLC, its general
                                            partner

                                        By:  /s/ Thomas J. Barrack, Jr.
                                             -----------------------------------
                                        Name:   Thomas J. Barrack, Jr.
                                        Title:  Sole Member

                                   SCHEDULE A
                                   ----------
           MEMBERSHIP UNITS, CAPITAL CONTRIBUTION AND CAPITAL ACCOUNT
                   FOR THE CLASS A MEMBERS AND CLASS B MEMBERS


                            CLASS A MEMBERSHIP UNITS
                            ------------------------

-----------------------   ----------------   ------------   ---------------
                              CLASS A          CAPITAL
    CLASS A MEMBER        MEMBERSHIP UNITS   CONTRIBUTION   CAPITAL ACCOUNT
-----------------------   ----------------   ------------   ---------------
Voteco                          0.60             $60              $60
-----------------------   ----------------   ------------   ---------------
Co-Investment Voteco            0.30             $90              $30
-----------------------   ----------------   ------------   ---------------
Whitehall Voteco                0.60            $-0-              $60*
-----------------------   ----------------   ------------   ---------------
TOTAL                           1.50            $150             $150
-----------------------   ----------------   ------------   ---------------

* By succession from Co-Investment Voteco


                            CLASS B MEMBERSHIP UNITS
                            ------------------------

-----------------------   ----------------   ------------   ---------------
                             CLASS B           CAPITAL         INITIAL
    CLASS B MEMBER        MEMBERSHIP UNITS   CONTRIBUTION   CAPITAL ACCOUNT
-----------------------   ----------------   ------------   ---------------
Holdings                       600,000        $60,000,000     $60,000,000
-----------------------   ----------------   ------------   ---------------
Co-Investment Partners         900,000        $90,000,000     $90,000,000
-----------------------   ----------------   ------------   ---------------
TOTAL                        1,500,000       $150,000,000    $150,000,000
-----------------------   ----------------   ------------   ---------------


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